Exhibit 10.1

CLIENT SERVICE
   AGREEMENT               COMPENSATION SOLUTIONS INC
             169 RAMAPO VALLEY ROAD OAKLAND, NJ 07436   201-405-1115


       THIS AGREEMENT made this 26th day of March, 2003 by and between COMPENSATION SOLUTIONS INC., d.b.a. COMPSolutions a New Jersey Corporation, (hereinafter "CSI"), and DVL, Inc. (hereinafter "CLIENT"), whose Federal ID Number is 13-2892858, and whose principal place of business is located at 70 EAST 55TH STREET , NEW YORK, NEW YORK 10022

       WHEREAS, CSI Is engaged in the business of managing and Co-Employing personnel and providing consulting and administrative services associated with payroll and related activities and;

       WHEREAS, CLIENT is in need of some or all of the aforesaid services and wishes to take advantage of CSI's skills and utilize CSI's services as listed above.

       NOW THEREFORE, in consideration of the following terms and covenants, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. TERM: This Agreement shall be effective for an initial term of one (1) year ("Initial Term"), commencing on March 31, 2003 (hereinafter "Commencement Date"), and shall automatically renew for additional one
       (1) year periods thereafter ("Extended Term"), unless either party gives written notice to the other party of their intent not to renew this Agreement at least thirty (30) days prior to the expiration of the Initial Terms or any extension thereof.

2.     PERSONNEL:

       (A) TRANSFER: CLIENT agrees to transfer to the payroll of CSI all existing and future personnel to be hired by CLIENT (individually and collectively hereinafter referred to as "Transferred Employees").

       (B) ACCEPTANCE: Prior to acceptance of CLIENT's Transferred Employees by CSI, CLIENT must furnish CSI with necessary information for each Transferred Employee's, name, address, social security number, CSI's employment application and enrollment form, CLIENT's employment application, if any, worker's compensation code classification, W-4 withholding form, Employment Eligibility Verification Form I-9, and any other information reasonably requested by CSI. CLIENT agrees to verify all payroll data submissions of Transferred Employees. CSI shall not be considered an employer of any Transferred Employees until each of the foregoing is completed and submitted to CSI, and CSI notifies CLIENT that each Transferred Employee has been accepted, at which time the Transferred Employees shall become employees of CSI (hereinafter individually and collectively referred to as "Co-Employees" or "Leased Employees").

       (C) ASSIGNMENT: Co-Employees shall be immediately assigned by CSI to one or more of CLIENT's work sites, and CLIENT agrees to accept such assignments.

3.     SERVICES: CSI agrees to:

       (A) assume full responsibility for such administrative employment matters as payment of federal, state and local employment taxes, worker's compensation coverage, and fringe benefits (i.e. Life Insurance, Health Insurance, Disability Insurance, 401(k) Plan, Dental Insurance, Short-Term & Long-Term Disability Insurance and COBRA coverage, among others) for its co-employees;

       (B) assume responsibility for the payment of wages to each Co-employee without regard to payments by CLIENT to CSI, except that the provisions of this section shall not affect the CLIENT's obligations with respect to the payment of wages of Co-employees, and nothing herein shall abrogate or diminish that responsibility;

       (C) assume full responsibility for the payment of payroll taxes and collection of taxes from the payroll of the Co-Employees; CSI shall hold CLIENT harmless from direct out-of-pocket expenses of CLIENT which may result if such payroll taxes are not properly withheld or remitted to the appropriate governmental agencies;

       (D) to provide workers' compensation coverage for Co-Employees while they are employees of and performing services for CSI;

       (E) give written notice of the relationship between CLIENT and CSI to each Co-Employee CSI assigns to perform services at CLIENT's work site;

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       (F)    acknowledge  that it will have fiduciary  obligations with respect to funds delivered to it by CLIENT on account of payroll, payroll taxes, and employees' benefits for the Co-Employees. In accord with said fiduciary obligations CSI agrees that it will use said funds exclusively for these purposes and that any other use of these funds shall be a material breach of this Agreement; and

       (G)    provide the following ancillary and convenience services:

             (i.) Dependent Care Assistance Programs, Dependent Child Care Plans, and Medical Expense Reimbursement Accounts;

             (ii.)   An Employee Assistance Program;

             (iii.) Employee Handbooks and Supervisor's Policy and Procedure Manuals;

             (iv.) Safety Compliance Assistance, including consultations and seminars;

             (v.)    Employment   Law  advice,   including   consultations   and
                     seminars;

             (vi.)   Advise  and   consultation   on   Governmental   Employment
                     Regulations;

             (vii.) Convenience services for co-employees including, but not limited to, Credit Counseling, Credit Union Membership, Dependent Care Services, Direct Deposit of Payroll, Travel Club Membership, Rent A Car services, Financial Planning and Estate Planning Services, Vision Services, Prepaid Legal Services, Transportation Pre-Tax Expense Programs, Health Club Membership, Bank Loans and other "cafeteria style benefits;"

             (viii.) Provision  of  these   services   shall  entail  CSI  Human
                     Resources Personnel being on site at CLIENT'S workplace from time-to-time, as reasonably determined by CSI.

4.     LIMITATIONS:

       (A) At the end of each pay period, CLIENT shall furnish CSI with records of actual time worked by each Co-Employee, and verify each Co-Employee's exempt or non-exempt status and that the hours reported are accurate and in accordance with the requirements of the Fair Labor Standards Act and any other applicable laws relating to wages, hours or otherwise. These records shall become the basis for CSI to issue all payroll checks and CSI shall not be responsible for incorrect, improper, or fraudulent records of hours worked, or for the improper determination of exempt status. All time cards, time records and/or puch clock records will be retained by CLIENT for a minimum of six (6) years, and such records and data will be provided to CSI or a governmental unit with appropriate jurisdiction within a reasonable after the request for same.

       (B) Except as required by applicable state or federal law, CSI shall not be considered an employer of any individual for whom payroll information whatsoever is not supplied by CLIENT during any payroll period. CLIENT understands that CSI's responsibility and liability is specifically limited and conditioned upon receipt of information from the CLIENT, the timeliness of same, and CLIENT's compliance with its payment obligations under this contract.

       (C) CSI will provide only the services specified herein and no other services shall be provided or implied, including, without limitation, any strategic, operational or other business related decisions with regard to CLIENT's business. CSI will not provide any equipment to the employees. If any supervisory employees are being co-employed by CLIENT hereunder, the scope of employment of such supervisory employees' is limited to labor related matters. Any other services provided by such supervisory employees will be outside the scope of this Agreement, and in such an event; such supervisory employees will be acting solely as agents of CLIENT.

       (D) CLIENT expressly acknowledges that CSI shall not be liable for CLIENT's loss of business goodwill, profits or other consequential, special, or incidental damages, and CLIENT shall hold harmless and indemnify, CSI's shareholders, non-co-employed employees, attorneys, officers, directors, agents and representatives for any loss of the same. Further, CSI does not assume responsibility for, and makes no assurances, warranties, or guarantees as to the ability or competence of any Co-Employee.

       (E) CLIENT shall be considered an employer of Co-Employees for purposes of any claim of sexual harassment; discrimination involving disability, race, sex, religion, color, age, national origin, marital status, veteran status, or any other protected class; or any other claim pursuant to local, state, or federal laws, regulations or ordinances, unless the claim is a result of action taken by CLIENT in compliance with a written corporate policy, procedure, or directive of CSI.

5. WORKERS' COMPENSATION: CSI shall obtain, and keep in full force and effect, workers' compensation insurance coverage and coverage amounts as are required by applicable state law on all Co-Employees, subject to and conditioned upon the performance of CLIENT as required hereunder. CSI shall post conspicuously a notice of proof of Workers' Compensation Coverage. Workers' compensation coverage shall not be provided to any employee for whom CLIENT is not reporting hours for payroll to CSI. The failure of CLIENT to report payroll hours for any pay period will cause, without notice to CLIENT, the


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       immediate suspension of workers'  compensation  insurance until such time as CSI has been notified that the work schedule has resumed and subsequent payroll hours are reported. Workers' compensation is only offered, and shall be provided, to employees of CSI and shall not be offered or provided to any employees of CLIENT. Employees of CLIENT, for purposes of the Paragraph, are persons for whom CLIENT does not report payroll hours to CSI during any payroll period or for whom CSI has not received payroll or other information as required by this Agreement. CSI shall have no responsibility to any employees other than those which qualify as Co-Employees as defined herein. In addition, CLIENT assumes full responsibility for workers' compensation claims of other persons hired by, or working for, CLIENT.

6. MANAGEMENT: Employment responsibilities with regard to Co-Employees shall be shared by CLIENT with CSI. Without limiting or affecting CSI's rights and responsibilities as described in this Agreement or as required by applicable law, CLIENT shall have sufficient direction and control over the Co-Employees as is necessary to conduct CLIENT's business and without which CLIENT would be unable to conduct CLIENT's business, discharge any fiduciary responsibility CLIENT may have, or comply with any applicable licensing, regulatory, or statutory requirements CLIENT may have. CLIENT may also supervise the Co-Employees and set their times, wages, and other terms and conditions of employment, and CLIENT agrees to periodically assist CSI in the evaluation of the payment of Co-Employees. CSI shall use these evaluations to determine salary and rate adjustments. CLIENT is aware, however, that pursuant to the Fair Labor Standards Act's definition of an Employer, CSI specifically reserves:

       (A) A right of direction and control over Co-Employees assigned to CLIENT's location or work site;

       (B) The authority to hire, terminate, discipline and reassign Co-Employees, (FROM CSI'S EMPLOY ONLY) for any reason deemed adequate by CSI and with three (3) days notice to CLIENT; provided, however, that no covered co-employee shall be re-assigned to another client company without that covered employee's consent and the CLIENT has the right to accept or cancel the assignment of such covered co-employee; and


       (C) A right of direction and control over management of safety, risk, and hazard control (with one (1) day notice) at the worksites or sites affecting its Co-Employees, including:

              (i) performing safety inspections of CLIENT's equipment and premises;

              (ii) promulgation and administration of employment and safety policies; and

              (iii) the management of workers' compensation claims, the filing of such claims, and related procedures; and

       (D)    any other rights afforded, imposed or required by applicable law.

7.     SERVICE FEES:

       (A) Fees: In addition to any initial or commencement fees which may apply, CLIENT shall pay CSI a service fee equal to the fee rate percentages specified in Exhibit H, attached hereto and made a part hereof, multiplied by the gross earnings of the Co-Employees filling any job functions for CLIENT. CLIENT may also be charged additional administrative fees (limited to $20.00 per check) if:
              CLIENT's payroll is delayed due to CLIENT's untimely transmittal of payroll information to CSI; CLIENT changes the number of hours reported after the payroll has already been prepared; payroll checks must be reissued due to no fault of CSI; or if CLIENT requires or otherwise causes multiple payrolls to be issued by CSI for the same pay period. If CLIENT terminates its relationship with CSI for any reason, and CSI is then currently administering COBRA benefits for employees of CLIENT, CLIENT shall pay CSI a fee of $500.00 per month for each COBRA participant whose benefits are administered by CSI. If CSI performs additional services for CLIENT, which are not contemplated by this Agreement, the fees for any such additional services shall be negotiated by the parties and paid independently of any fees paid pursuant to this Agreement.

       (B) Adjustments: CLIENT understands that the service fee may be adjusted for increases or decreases in statutory employment taxes, insurance, change in job function, or change in size of CLIENT's work force. Upon written notice to CLIENT of a fee adjustment, CLIENT shall have the right to terminate this Agreement by giving fifteen (15) days written notice of termination to CSI within seven (7) days of receipt of a fee adjustment.

       (C) Time and manner of payment: CLIENT shall pay CSI all service fees by cash, certified funds, or wire transfer 48 hours prior to the issuance of payroll checks or by the due date listed on CLIENT's invoices, whichever is earlier. Should any payments not be made to CSI when due, CLIENT shall pay a monthly surcharge of two percent (2%) per month on the unpaid balance as an additional administrative fee. Such surcharge shall be reduced to the highest rate allowed by law if it is deemed to be usurious.

       (D) Minimum fee: CLIENT agrees to pay CSI a minimum service fee of $100 for each pay-period in which CLIENT fails to provide payroll information to CSI or accept a payroll upon delivery, or in which no payroll checks are prepared.


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       (E)    Review: CLIENT has a duty to review any and all invoices submitted by CSI, and if CLIENT believes that any billing or other communication between the parties is in error, CLIENT shall immediately notify CSI of such error as soon as practicable.

       (F) Enrollment: An administrative enrollment fee of $100.00 per employee will be imposed simultaneously with the execution of this Agreement.

       (G) Returned checks: A return check charge will be imposed as specified in the Exhibit H. If none is stated therein, the maximum charge allowed by applicable law will be imposed.

8.     PREPAYMENT/DEPOSIT

       (A) Requirement: CSI reserves the right at any time during the term of this Agreement to require CLIENT to furnish a performance bond, or to deposit such sums as CSI may determine necessary from time to time, to guaranty CLIENT's performance hereunder. The waiver by CSI of this requirement at any time shall not stop or act as a waiver of CSI's rights to require a deposit at any subsequent time during the terms of this Agreement. If Workers' Compensation certificates are issued by CSI prior to the first payroll, CSI shall require repayment equal to the estimated first payroll, plus fees, or One Thousand Dollars ($1,000.00), whichever is greater.

       (B) Failure to Maintain: In the event CLIENT fails to maintain the required deposit from time to time as determined at the sole discretion of CSI, the same shall be deemed a material breach of the Agreement and CLIENT shall immediately pay CSI an amount sufficient to establish the required deposit.

       (C) Use: Any monies of CLIENT in possession of CSI hereunder shall be applied by CSI to any default in payment by CLIENT under the terms of this Agreement.

       (D) Return: Upon termination of this Agreement, any balance remaining in the account of CLIENT shall be remitted to CLIENT, without interest, on or before sixty (60) days after termination of this Agreement, provided that CLIENT has performed all of its obligations under the terms of this Agreement.

9.     REPRESENTATIONS: CLIENT represents and warrants that:

       (A) All wages and compensation to which any of CLIENT's employees are entitled and which have accrued as of the Commencement Date of this Agreement have been paid in full, or will be paid in full by the Commencement Date.

       (B) Except as expressly stated herein, or disclosed to and acknowledged by in writing, there are no separate agreements or arrangements, whether in the nature of employment agreements, collective bargaining agreements, deferred compensation agreements, or otherwise, under which CSI would be obligated or which would materially alter CSI's obligations hereunder.

       (C) CLIENT has terminated any and all other employee leasing arrangement to which CLIENT was previously a party, and CLIENT shall not enter into any other employee leasing arrangement while this Agreement is in affect.

       (D) CLIENT to the best of his knowledge without independent audit, is not now, nor has been in the past three (3) years, in violation of any state or federal labor or employment laws.

       (E) Co-Employees used by CLIENT will be compensated in accordance with federal and state laws. CLIENT also agrees that it will comply with the Worker Adjustment and Retraining Notification Act (WARN) and that it has sole responsibility for and will give CSI at least sixty-two (62) days notice prior to effecting any plant closing or mass lay-off as defined in WARN.

       (F) If requested by CSI, CLIENT will adhere to the Return to Work policies of CSI or to implement a light-duty return to work program to assist eligible injured workers' compensation claimants (provided a suitable doctor's release has been obtained) in returning to gainful employment.

       (G) CLIENT will adhere to any Drug Free Work Place Act policies if such policies are implemented.

       (H) CLIENT will provide all facilities, supplies, equipment, and all other necessary items that may be required by the Co-Employees to perform their respective duties and services. CLIENT will also maintain cards and time as required by the FLSA and all state and federal regulations for a period of six years from the date hereof.

       (I) If either CLIENT or CSI is the subject of any governmental investigations, inquiries or audits, or if either becomes a party, or is threatened to be joined as a party, to any lawsuit, administrative proceeding of any kind, (including proceedings or investigations involving EEOC, NLRB, OSHA, worker's compensation laws, or any other employment matter), each party to this Agreement will immediately disclose same with any details reasonably requested by the other party related to such matters. Further, CLIENT shall fully disclose CLIENT's involvement in any such matters within the three (3) years immediately preceding the Commencement Date hereof.

       (J) CLIENT will comply with all New York Labor Standards, and all federal and state laws and regulations requiring employers to pay the full amount of wages due to an employee, and no portion of this Client Service Agreement shall abrogate or diminish that responsibility.

       (K) The CLIENT shall continue to honor and abide by the terms of any applicable collective bargaining agreements, and upon expiration thereof, any obligations of the CLIENT to bargain in good faith in connection with such collective bargaining agreements shall not be affected in any manner by this Agreement.


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10.    SAFE WORK  ENVIRONMENT:  CLIENT shall  provide  Co-Employees  with a safe working environment which is in compliance with the Occupational Health and Safety Act (OSHA) standards, and CLIENT shall comply with all health and safety laws, directives and rules imposed by any governmental agencies with jurisdiction thereof, reasonably deemed by CSI, or by any workers' compensation carrier covering the Co-Employees. Environmental factors, equipment, machinery and all other matters which affect employee safety shall be maintained in compliance with OSHA standards. CLIENT
       represents  that  its  working   environment,   equipment  and  machinery
       currently meet, and will be maintained, in compliance with all OSHA standards during the terms of this Agreement. CLIENT agrees that it shall bear responsibility for any OSHA violations, citations and penalties. Further, CLIENT, at CLIENT's sole expense, shall also provide and ensure the use of all personal protective equipment, as required by federal, state, or local law, regulation, ordinance, directive, or rule as reasonably deemed necessary by CSI or any workers' compensation carrier covering Co-Employees.

11.    INSURANCE:

       (A) During the terms of the Agreement, CSI and CLIENT shall maintain individual liability insurance policies, naming each other as an additional insured, with a minimum coverage in the amount of One-Million Dollars ($1,000,000.00) per occurrence for bodily injury and property damage.

       (B) If any Co-Employee is to drive a vehicle of any kind for CLIENT, CLIENT shall provide liability insurance. The policy shall insure against public liability for bodily injury and property damage with a minimum combined single limit of One-Million Dollars ($1,000,000.00); in states where "no-fault" laws apply, Personal Injury Protection or equivalent coverage shall apply. CLIENT shall cause its insurance carrier to issue a Certificate of Insurance to CSI, allowing not less than twenty (20) days advance notice of cancellation or material change. Failure to provide Proof of Insurance within 48 hours of a request by either CSI or CLIENT is a material breach and grounds for immediate termination of this Agreement.

       (C) If CLIENT Co-Employs professional employees, CLIENT shall maintain professional or malpractice insurance in the minimum amount of One-Million Dollars ($1,000,000.00). (Not applicable to CLIENT unless they add "Professional Employees" (As defined under the FLSA) at which time CLIENT shall notify CSI before actual hire date.)

       (D) CLIENT shall also maintain other insurance reasonably necessary, as determined by CSI and CLIENT, after considering the nature of CLIENT's business.

       (E) CLIENT agrees to accept CSI's designated broker-of-record for all insurances and pensions provided to CLIENT's co-employees in conjunction with this agreement. CLIENT agrees not to effect or request a change in broker, which was designated by CSI anytime during or after this agreement. Furthermore CLIENT agrees not to reverse any changes in broker-of-record which CLIENT effected to enact this Agreement without the express written consent of CSI.

       (F) All insurance policies and fidelity bonds required to be maintained as set forth in this Agreement shall name CLIENT and CSI as an additional insured and shall provide that coverage shall not be canceled or materially affected without first providing twenty (20) days written notice of such cancellation or material change. At the request of CSI, CLIENT shall also deliver to CSI certificates evidencing CLIENT's procurement of such insurance.

       (G) CLIENT waives any claim in its favor against CSI by way of subrogation or otherwise which arises during the initial or extended term of this Agreement, and all insurance policies required to be maintained by CLIENT shall waive such subrogation rights.

12. INJURIES: As soon as CLIENT becomes aware of an injury, CLIENT must notify CSI immediately by telephone, and in writing within 48 hours. The failure to timely report any injury may result in a substantial fine pursuant to applicable law. Any fines or other costs incurred due to the failure of CLIENT to timely adhere to the requirement of injury reporting shall be the sole and absolute cost and responsibility of CLIENT. If any Co-Employee participates in actions that result in bodily injury, property damage or any type of loss not covered by workers' compensation insurance, CLIENT shall file for recovery against its own liability insurance carrier.

13.    TERMINATION:

       (A) Without precluding termination as otherwise set forth herein, this Agreement may be terminated as follows:

              (i) At any time, the parties may terminate this Agreement by mutual written consent;

              (ii) Either party, without cause, may terminate this Agreement by giving the other party thirty (30) days written notice;

              (iii) In the event of a material breach by CSI or CLIENT, the non-breaching party shall have the option to terminate this Agreement by giving twenty-four (24) hours written notice to the breaching party;


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              (iv)   At any time CSI may terminate this Agreement,  with written notice, if CSI, in its sole discretion, determines that

                     (a) a material adverse change has occurred in the financial condition of CLIENT,

                     (b) CLIENT is unable to pay its debts as they become due in the ordinary course of business; or

                     (c) federal or state legislation, regulatory action or judicial decisions have adversely affected CSI's interests under this Agreement; or

              (v) Automatically, without notice to CLIENT, if a petition in bankruptcy is filed by or against CLIENT, if CLIENT shall have made an assignment for the benefit of creditors, shall have voluntarily or involuntarily been adjudicated bankrupt by a court of competent jurisdiction, or if a petition for reorganization is filed by CLIENT. CLIENT and any guarantor of CLIENT's obligations hereunder shall immediately notify CSI upon the happening of any of the foregoing events, it being acknowledged that the acceptance of any payrolls from CSI thereafter would be fraudulent to CSI in the absence of such notice.

       (B) In the event it appears to CSI that circumstances may exist which would warrant a termination of this Agreement, CSI shall be entitled to suspend its performance pending its review and determination of such circumstances, without incurring any liability to CLIENT for doing so.

       (C) Upon termination of this Agreement for any reason whatsoever, all Co-Employees shall be deemed to have been laid off by CSI, and CLIENT shall immediately give each Co-Employee notice thereof. CLIENT shall also immediately assume all federal, state and local obligations of an employer, including the obligation to provide workers' compensation insurance. To the extent permitted by law, CSI shall immediately be released of all it obligations hereunder. If CSI has made any payment to Co-Employees or has otherwise incurred expenses as an employer of the Co-Employees following the termination hereof, CLIENT shall immediately reimburse CSI for same, regardless of the reason for which such payments or expenses were made.

14. BREACH: Material breaches of this Agreement by CLIENT shall include, but not be limited to, the following:

       (A) Failure to pay any monies required under the terms and conditions of this Agreement when due.

       (B)    Failure to comply with any directive  regarding  health and safety
              for  CSI,  any   Workers'   Compensation   carrier   covering  the
              Co-Employees, or any government agencies.

       (C) Failure to provide or furnish proof of any insurance required under the terms of this Agreement.

       (D) A change in the type of business conducted by CLIENT as determined in the sole and absolute opinion of CSI.

       (E) Misrepresentation of Workers' Compensation classification or inaccurate reporting of employee payroll hours or employee information. (CLIENT is obligated to pay to CSI any additional monies due as a result of Workers' Compensation audits).

       (F) Conducting any illegal activity on CLIENT's worksite, regardless of whether it affects, pertains to, or is in conjunction with any Co-Employees.

15. (A) INDEMNIFICATION: CLIENT shall unconditionally indemnify, hold harmless, protect, and defend CSI, its stockholders, non-leased employees, attorneys, officers, directors, agents and representatives from and against any and all claims, demands, damages, (including punitive and compensatory), injuries, deaths, actions, costs and expenses (including attorney's fees and expenses at all levels of proceedings), losses and liabilities of whatever nature, including liability to third parties, arising out of or involving:

              (i) actions, conduct, or incidents, whether actual or alleged, by or involving CLIENT, CLIENT's real and personal property, Co-Employees, and any non-leased employees of CLIENT, resulting in claims of negligence; other tortious conduct; breach of contract; criminal or dishonest activity; claims covered by all liability policies, professional liability policies, and fidelity bonds maintained or required to be maintained by CLIENT; costs associated with the administration of any collective bargaining agreements, and; claims arising out of any non-payment or payment to, or participation in, any labor organization's health and welfare retirement or other benefit fund, including the cessation of payment thereto or withdrawal from participation therein;

              (ii) claims relating to CLIENT's use of any Co-Employee or involving the use of the CLIENT's (or any employee, if such employee is acting or alleged to be acting on behalf of the CLIENT or CSI) machinery, facilities, equipment and/or vehicles, whether leased, rented, borrowed or owned;

              (iii) employment-related matters, arising under local, state and/or federal right-to-know laws, environmental laws, OSHA, WARN, EEOC, ERISA, ADA, (including those related to employment, public access and public accommodation), wage and hour laws, (including those related to prevailing wage rate, exempt and non-exempt status, child labor, and minimum wage and overtime matters), NLRB laws, disclosed and undisclosed benefit plans, and all other labor laws, arising out of clients' disregard for compliance with a written corporate policy, procedure, or directive of CSI;

              (iv) any and all laws, regulations and ordinances, arising out of, or in connection with any obligations arising out this Agreement, including, without limitation, those arising from products or service (professional or otherwise) produced or provided by Co-Employees or because of injuries suffered by the Co-Employees;

              (v) acts committed by, injuries to, or claims of any independent contractors or other employees hired by CLIENT outside of this Agreement, or individuals which do not otherwise qualify as Co-Employees; and acts of negligence by or towards any Co-Employee which are not covered by workers' compensation insurance.

       (B) INDEMNIFICATION: CSI agrees to indemnify, and hold CLIENT, and CLIENT's officers and directors, harmless from and against any and all claims, demands, damages, injuries, actions, costs and expenses, losses and liabilities arising out of CSI'S gross misconduct, unlawful act, and material breach of any obligation or warranty contained in this Agreement.

16. CLIENT'S PAYMENT OBLIGATIONS: CLIENT shall pay and reimburse CSI for all service fees and for all monies paid, if any and/or disbursed by CSI related to the services provided to the CLIENT on completion of each payroll period, inclusive of any items for paid time off. ALL INVOICES MUST BE PAID IN FULL UPON PRESENTATION and in no event less than Forty-eight (48) hours prior to payroll delivery. If payment in full is not received by CSI upon presentation of invoice, or if payroll data is not received for processing by CSI (within 72 hours), after completion of each payroll period and presentation of invoice, then the Client Service Agreement will be considered null and void for that pay period, all future pay periods and CLIENT will be in default under this Agreement. In which case, CLIENT agrees to be liable for payment to the Co-Employees directly for the current pay period, all future pay periods, and all payroll costs and related taxes, and indemnify CSI for any claims thereof. If any monies are due and not paid in full on presentation of invoice, then administrative charges of 2% per month will be charged. CLIENT will pay any and all costs and attorney's fees that CSI may incur in collection of these monies. If payment is made by check, and check is returned for insufficient funds, a fee of $50.00 will be charged. All payment obligations shall survive any termination of this Agreement until fully satisfied.

17. RE-INSTATEMENT: At CSI's election, CLIENT may pay a re-instatement fee of $50.00 per employee after any default or termination under this Agreement. In the event of default under any term or condition of payment under this Agreement, including without limitation: timeliness, sufficiency, and good and clear funds, CSI shall not re-instate or issue payroll checks, either in net or gross, to any OWNER, OFFICER, SHAREHOLDER holding more than 5% of the CLIENT's outstanding shares, or any controlling person, which term is defined to mean any person who had or should have had knowledge of CLIENT's financial condition, and was in a position to affect the incursion of additional debt by CLIENT, or in a position to impair or enable CLIENT's compliance with this Agreement.

18.    MISCELLANEOUS:

       (A) Whole Agreement: This Agreement constitutes the entire agreement between the parties and is intended as an integration of all prior agreements, negotiations, statements, understandings, and promises between the parties unless otherwise provided for herein. Further, no change, modification or amendment to this Agreement of any kind shall be valid unless it is made in writing and executed by both parties.

       (B) Wavier: The failure of either party to this Agreement to require performance by the other party or failure to claim a breach of any provision of the Agreement shall not constitute or be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement or any part thereof or prejudice either party as regards to any subsequent action.

       (C) Notices: Any and all notices required under the terms of this Agreement shall be effected by hand delivery, in writing or by certified mail, return receipt requested. Unless otherwise designated in writing Notice shall be addressed to CSI c/o Matthew Kirnan, Esq., COMPSolutions, 169 Route 202 Oakland NJ 07436 and to CLIENT at CLIENT's principal place of business listed above.

       (D) Assignment: CLIENT may transfer or otherwise assign any of its rights or obligations under this Agreement only with CSI's prior written consent. If CLIENT attempts to so assign its interests hereunder, CSI shall have the option to immediately terminate the Agreement at any time prior to consenting to the assignment in writing. CSI specifically reserves the right to assign all or a portion of its rights and obligations in this Agreement (i.e. TPA's used for: 401 (k), Section 125 Plan, Child Care Dependency, Certified Financial Planners, Labor Attorneys, and Human Resources Consultants, etc.) Any such assignment by CSI may be of a temporary or permanent nature, and may encompass all or a portion of CSI's rights and obligations hereunder.

       (E) Validity: In the event any term or provision of this Agreement shall be held to be invalid or unenforceable, the balance of this Agreement shall remain in full force and effect.

       (F) Construction: The paragraph headings of this Agreement are for reference only and shall not be considered in the interpretation of this Agreement. If interpretation of this Agreement is required by a court of competent jurisdiction, it shall not be construed against CSI as the drafter hereof, since CLIENT acknowledges that CLIENT had ample opportunity to seek advice and to negotiate and amend the terms of this Agreement prior to CLIENT's execution hereof.

       (G) Governing Law: The Agreement shall be subject to the laws of the State of New Jersey, and venue of any proceedings related to this Agreement shall be in Bergen County, New Jersey.

       (H) Attorney's Fees: Should litigation ensue between the parties, the prevailing party will be entitled to attorney's fees and costs. In addition, CSI shall also be entitled to reasonable attorney fees and costs incurred while attempting to collect sums owed by CLIENT under this Agreement.

       (I) Time of Essence: Time is of the essence with regard to the terms and conditions of this Agreement.

       (J) Survival: The respective obligations of the parties, including CLIENT's duties related to indemnification and payments for COBRA participation by CLIENTS former employees, shall survive the termination of this Agreement.

       (K) CSI acknowledges that any individual covered by this Agreement, and performing services for CLIENT, is an Employee of the CLIENT for the purposes of determining whether such persons are qualified to receive incentive stock options pursuant to the Internal Revenue Code, applicable law, and election of accounting treatment for same. CSI is specifically prohibited from offering, selling or granting any form of Incentive Stock Option or Employee Stock Purchased Plan to the persons who are deemed to be an Employee of CLIENT under this paragraph and/or who provide services exclusively to CLIENT under this Agreement. CSI agrees to refrain from taking any action as may be permitted hereunder, and to take all actions as may be deemed necessary or advisable by the CLIENT to ensure that such employees qualify to receive incentive stock options under the Internal Revenue Code or other applicable laws. In addition, CSI agrees that CLIENT, and not CSI shall have the exclusive right to make whatever accounting treatment election for stock options CLIENT chooses.

       (L) Standard of Performance: CSI warrants and agrees that it will perform all services undertaken by it pursuant to this Agreement with such reasonable diligence, care, and skill as would be required of any professional fiduciary in a commercial setting and in compliance with all applicable laws.

       (M)    Unemployment benefit and Disability  Contribution Rate Disclosure:
       Attached hereto as Exhibit G is CSI's written disclosure to CLIENT of the method utilized for calculation of unemployment benefit experience contribution rates and temporary disability contribution rates. CSI shall also provide CLIENT with a written disclosure as to the method for calculating the aforementioned rates upon termination or dissolution of this Agreement.


COMPENSATION SOLUTIONS INC.                        DVL, INC.
       (seal)                                       (seal)



Signed: /s/ Thomas J. Cioffe            Signed: /s/ Jay Thailer
        ---------------------                   ----------------
BY:     THOMAS J. CIOFFE                BY:     Jay Thailer
        President                               Executive Vice President and CFO

                                                                       EXHIBIT B

                             OFFICER'S CERTIFICATION

The undersigned, Jay Thailer, is Executive Vice President of DVL, INC., makes the following certification:

1) The Company filed its Certificate of Incorporation in the State of Delaware on MARCH 28, 1977 (list date of incorporation). Attached hereto is a true copy of the Company's Certificate of Incorporation (attach Certificate of Incorporation, if available).

2)   The Company's Federal Employer Identification No. (EIN) is 13-2892858.

3) Set forth below are all shareholders of the Company who own Two Percent or more of the Company's stock, together with their address and Social Security Number:

     NAME                       ADDRESS                      SOCIAL SECURITY NO.


     (A) _____________________  ___________________________  ___________________

                                ___________________________

     (B) _____________________  ___________________________  ___________________

                                ___________________________

     (C) _____________________  ___________________________  ___________________

                                ___________________________

     (D) _____________________  ___________________________  ___________________

                                ___________________________

     (Please provide separate list, if necessary)

4)   Set forth below are the officers of the Company:

         President             Alan Casnoff  (set forth name of President)
                               --------------

         Executive V. P.       Jay Thailer   (set forth name of Executive V. P.)
                               --------------

         Secretary             Henry Swain   (set forth name of Secretary)
                               --------------

         Treasurer             Jay Thailer   (set forth name of Treasurer)
                               --------------

5) The signatories hereto acknowledge and understand that federal and state laws and regulations requiring employers to pay the full amount of wages due to an employee, that owners and shareholders are responsible for the full and prompt payment of unpaid employee wages, and no portion of this certification or the Client Service Agreement shall abrogate or diminish that responsibility which currently exists regardless of the co-employment relationship.

6) I certify that to the best of my knowledge the foregoing information is true and correct.


         /s/ Jay Thailer
         -----------------------------
         Jay Thailer, Executive Vice President

                                                                       EXHIBIT C

                  COMPENSATION SOLUTIONS FLEXIBLE BENEFIT PLAN
                               ADOPTION AGREEMENT


The undersigned, DVL, INC. ("Adopting Employer"), by executing this Adoption Agreement, hereby adopts the Compensation Solutions Flexible Benefit Plan (the "Plan").

Compensation Solutions, Inc. ("Compensation Solutions"), by executing this Adoption Agreement, hereby consents to the adoption of the Plan by the Adopting Employer.

EFFECTIVE DATE

|X| Initial Adoption: This is the Adopting Employer's initial adoption of the Plan and the "Effective Date" is __________________.

|_| Amendment of the Plan: This Adoption Agreement is an amendment of the Adopting Employer's previous adoption of the Plan and the "Effective Date" of the amendment is _______________. The "Effective Date" of the Adopting Employer's initial adoption of the Plan was _________________.

BENEFIT OPTIONS

A Participant may elect among the following optional benefit coverages:

|X|  health and group term life insurance premium benefits;

|X| uninsured health expense reimbursement, up to a maximum of the following amount for the calendar year: (Choose one)

         |_|  $1,000
         |_|  $2,500
         |_|  $5,000

|X| work related dependent care expense reimbursement, up to $5,000 per year, per employee and;

|X|  taxable cash payments in the form of regular salary.

The Adopting Employer agrees that it is adopting the Plan for the benefit of its Employees (as such term is defined in the Plan).

The Adopting Employer agrees to properly disclose to Compensation Solutions all information reasonable required by Compensation Solutions for the proper administration of the Plan.

The  Adopting   Employer  agrees  that   Compensation   Solutions  has  made  no
representations to the Adopting Employer regarding the legal or financial impact of the adoption of the Plan by the Adopting Employer.

The Adopting Employer agrees to indemnify Compensation Solutions for any claims, taxes or costs incurred by Compensation Solutions at any time as a result of the Adopting Employer's failure to fulfill its obligations and duties with respect to the Plan.

The Adopting Employer recognizes that it is in its best interest to have the Plan reviewed by legal counsel to ensure that the Plan as adopted by the Adopting Employer is suitable and appropriate for adoption by the Adopting Employer.

By executing this Adoption Agreement, the Adopting Employer agrees to the provisions of the Plan and the obligations, responsibilities and duties imposed with respect to the Plan.

In witness of their agreement, the Adopting Employer and Compensation Solutions have executed this Adoption Agreement on this 26th day of March, 2003.


                  NAME OF ADOPTING EMPLOYER:

                           DVL, INC.

                           Signature:       /s/ Jay Thailer
                                            --------------------
                           Signed by:       Jay Thailer

                           Title:           Executive Vice President

                           Date:            3/26/03


                  FOR COMPENSATION SOLUTIONS, INC.

                           Signature:       /s/ Thomas J. Cioffe
                                            --------------------
                           Signed by:       THOMAS J. CIOFFE

                           Title:           PRESIDENT

                           Date:            3/26/03

                                                                       EXHIBIT D

SECTION 125 CAFETERIA PLAN ADDENDUM TO CLIENT SERVICE AGREEMENT


         CLIENT acknowledges that Compensation Solutions, Inc. (CSI) will withhold amounts from work-site co-employees compensation to provide co-employees with pre-tax reimbursement for qualifying medical expenses under the COMPENSATION SOLUTIONS, INC. MEDICAL EXPENSE REIMBURSEMENT PLAN.

         CLIENT understands CSI may be required to reimburse the worksite co-employees for qualifying medical expenses in an amount that exceeds the amount actually withheld from the worksite co-employees' pay at the time of such reimbursement. In this event, CLIENT acknowledges that the plan administrator, will from time to time audit the account balances of clients' work-site employees and may require CLIENT fund said employees accounts to reach a zero balance.

         CLIENT agrees if its relationship with CSI is terminated prior to the end of a period of coverage under the Medical Expense Reimbursement Plan, CLIENT will reimburse CSI for qualifying medical expenses reimbursed by CSI during such period of coverage to the extent the expenses reimbursed by CSI exceed the amounts withheld from the worksite co-employees' compensation during the period of coverage. The CLIENT also agrees that CSI may charge an administrative fee of up to five percent (5%) of the excess reimbursement amount.

COMPENSATION SOLUTIONS, INC.                            DVL, INC.
        (seal)                                            (seal)


Signed: /s/ Thomas J. Cioffe                    Signed: /s/ Jay Thailer
        --------------------                            -------------------
By:     THOMAS J. CIOFFE                        By:     Jay Thailer



         SECTION 132 CAFETERIA PLAN ADDENDUM TO CLIENT SERVICE AGREEMENT

         CLIENT acknowledges that Compensation Solutions, Inc. (CSI) will withhold amounts from work-site co-employees compensation to provide co-employees with pre-tax reimbursement for qualifying transportation expenses under the COMPENSATION SOLUTIONS, INC. TRANSIT ONE REIMBURSEMENT PLAN.

         CLIENT understands CSI may be required to reimburse the worksite co-employees for qualifying transportation expenses in an amount that exceeds the amount actually withheld from the worksite co-employees' pay at the time of such reimbursement. In this event, CLIENT acknowledges that the plan administrator, will from time to time audit the account balances of clients' work-site employees and may require CLIENT fund said employees accounts to reach a zero balance.

         CLIENT agrees if its relationship with CSI is terminated prior to the end of a period of coverage under the Transit One Reimbursement Plan, CLIENT will reimburse CSI for qualifying transportation expenses reimbursed by CSI during such period of coverage to the extent the expenses reimbursed by CSI exceed the amounts withheld from the worksite co-employees' compensation during the period of coverage. The CLIENT also agrees that CSI may charge an administrative fee of up to five percent (5%) of the excess reimbursement amount.

COMPENSATION SOLUTIONS, INC.                    CLIENT
       (seal)                                   (seal)


Signed: /s/ Thomas J. Cioffe                    Signed: /s/ Jay Thailer
        --------------------                            -------------------
By:     THOMAS J. CIOFFE                        By:     Jay Thailer

                                                                       EXHIBIT E

                    CORPORATE RESOLUTION FOR ADOPTION OF THE
                  COMPENSATION SOLUTIONS FLEXIBLE BENEFIT PLAN

                                    DVL, INC.


         A special meeting of the Board Of Directors of the above-captioned Delaware Corporation (the "Company") was held on the 24th day of March, 2003.

        All of the members of the Board of Directors of the Company were present. The Executive Vice President of the Company acted as Chairman of the meeting and the Secretary of the Company acted as Secretary of the meeting.

        The Executive Vice President stated that the purpose for calling the special meeting of the Board of Directors was to discuss adoption of the Compensation Solutions Flexible Benefit Plan (the "Plan").

        The Executive Vice President stated that the reason for adopting the Plan is to provide the Corporation with the benefit of a better benefits option for its employees. The meeting, after substantial discussion and upon motion duly made and seconded, unanimously adopted the following resolution:

        RESOLVED, that the Company hereby adopts the Plan in a form acceptable to the officers of the Corporation.

        There being no further or other business to come before the meeting, on motion duly made, seconded and unanimously carried, the meeting adjourned.

/s/ Henry Swain
-------------------
Secretary of the Meeting


         The undersigned, being all of the Directors of the Company, hereby waive notice of the foregoing meeting and approve the actions taken therein.

------------------------------------------------

------------------------------------------------

------------------------------------------------

                                                                       EXHIBIT F

                          STATEMENT OF CONFIDENTIALITY

         THIS AGREEMENT is entered into this 26th day of March 2003, by and between Compensation Solutions, Inc. *, a New Jersey corporation, whose address is 169 Ramapo Valley Road, Oakland, New Jersey 07436, and DVL, Inc. a Delaware Corporation/Limited Liability Company/Partnership with offices at 70 East 55th Street , New York, New York 10022.

         WHEREAS, DVL, Inc. (hereinafter referred to as "CLIENT") and Compensation Solutions, Inc. (hereinafter referred to as "CSI") have, simultaneously herewith, entered into a certain co-employer relationship as evidenced by a certain Client Services Agreement dated even date herewith;

         WHEREAS, CLIENT will reveal to CSI certain confidential and proprietary information concerning CLIENT. CLIENT desires certain assurances that CSI shall treat as confidential any and all information disclosed by CLIENT, and that CSI shall not disclose such information to any third party accept as provided for in the CSI Privacy Policy attached hereto;

         NOW  THEREFORE,  in  consideration  of  the  promises,   covenants  and
agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.       CONFIDENTIAL INFORMATION.

         CSI agrees to treat as confidential any and all information concerning CLIENT (regardless of whether prepared by CLIENT, its advisors, agents or otherwise, and whether in writing or orally) which is furnished to CSI by or on behalf of CLIENT (collectively referred to as the "Confidential Information"), in accordance with the provisions of this Agreement.

         The term "Confidential  Information" does not include information which
(i) is or becomes generally available to the public other than as a result of a disclosure by CSI or (ii) becomes available to CSI on a non-confidential basis from a source (other than CLIENT or its agents) which is not prohibited from disclosing such information to CSI by a legal, contractual or fiduciary obligation.

2.       NON-DISCLOSURE.

CSI agrees that the Confidential Information will be used solely for the purpose of evaluating a possible business relationship between CSI and CLIENT (the "Purpose"), and for no other purpose, and that such information will be kept confidential by CSI and its advisors and agents. CSI agrees that (i) neither it nor any of its advisors or agents shall at any time or in any manner, directly or indirectly, disclose to any person or entity any or all of the Confidential Information, and (ii) neither it nor any of its advisors or agents shall at any time or in any manner, directly or indirectly, utilize any or all of the Confidential Information for any purpose whatsoever (including use of any ideas, concepts, or business plans) other than the Purpose. CSI shall be responsible for any breach or violation of this Agreement by its directors, officers, employees, agents or advisors.


* All references to CSI mean Compensation Solutions, Inc., Compensation Solutions of Oakland, Inc., CSI Management Group, Inc., The Bergen Group, Inc. and any and all other affiliated companies within our corporate family.




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


3.       GENERAL.

         a. Remedies. The parties agree that a violation of the provisions of this Agreement would cause irreparable injury for which there would be no adequate remedy at law. Accordingly, these provisions may be enforced by injunction without a showing of irreparable injury and/or inadequate remedy at law. The parties may also recover damages as a result of any breach of the terms of this Agreement. The foregoing rights are cumulative with all other rights and remedies of the parties and are not exclusive.

         b. Applicable Law; Venue. The parties hereby agree that in the event of any dispute concerning the subject matter of this letter, (i) the prevailing party shall be awarded all attorney's fees and costs, (ii) the laws of the State of New Jersey shall apply, and (iii) proper venue shall be Bergen County, New Jersey.

         c. Waiver. It is further understood and agreed that no failure or delay by CLIENT in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

ACCEPTED AND AGREED TO BY:

DVL, INC.



By: /s/ Jay Thailer
    ------------------------
    Jay Thailer
    Executive Vice President



COMPENSATION SOLUTIONS, INC.


By: /s/ Thomas J. Cioffe
    ------------------------
    THOMAS J. CIOFFE
    President






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


CSI PRIVACY POLICY

YOUR PRIVACY IS A PRIORITY TO US.

         At Compensation Solutions, Inc (CSI)*, we are committed to safeguarding Client as well as Co-Employee information. Since your privacy is a priority to us, CSI will not share nonpublic information about you with third parties outside of the CSI corporate family without your consent, except as explained in our Privacy Policy. At CSI we train our staff how to properly handle your personal information and restrict access to your files to only those authorized.

         From time to time, we may communicate to you special offers for products or services of third parties outside of the CSI corporate family, which we believe, may be of interest to you, as explained in our Privacy Policy. However, we will not provide these third parties with any nonpublic information about you without your consent.

         WE DO NOT PROVIDE NONPUBLIC INFORMATION ABOUT YOU TO ANY NON-CSI COMPANY WHOSE PRODUCTS AND SERVICES ARE BEING MARKETED UNLESS YOU AUTHORIZE US TO DO SO. THESE NON-CSI COMPANIES ARE NOT ALLOWED TO USE THIS INFORMATION FOR PURPOSES BEYOND YOUR SPECIFIC AUTHORIZATION. We have created our Privacy Policy to communicate our privacy commitment to you, and to serve your privacy needs.

PRIVACY POLICY

ABOUT OUR PRIVACY POLICY...

         Protecting your privacy is important to CSI. We want you to understand what information we may gather and how we may or may not share it. This Privacy Policy explains CSI's collection, use, retention and security of information about you.

HOW WE GATHER INFORMATION

         As part of providing you with payroll deducted services or financial products, we may obtain information about you from the following sources:

     o Applications, forms, and other information that you provide to us, whether in writing, in person, by telephone, electronically or by any other means. This information may include your name, address, employment information, income, social security number and credit references;

     o Your transactions with us, our affiliates (members of the CSI corporate family), or others. This information may include your payment history on installment loans;

     o Consumer reporting agencies. This information may include account information and information about your creditworthiness;

     o Public sources. This information may include real estate records and telephone numbers.

SHARING INFORMATION OUTSIDE THE CSI CORPORATE FAMILY

         We are required to, or we may, provide information about you to third parties outside of the CSI corporate family without your consent, as permitted by law, such as:

     o to respond to a subpoena or court order, judicial process or regulatory authorities;

     o    to consumer reporting agencies when we are obligated;

     o in connection with a proposed or actual sale, merger, or transfer of all, or a portion of, a business or real estate transaction;

     o    to protect against fraud.

* All references to CSI mean Compensation Solutions, Inc., Compensation Solutions of Oakland, Inc., CSI Management Group, Inc., The Bergen Group, Inc. and any and all other affiliated companies within our corporate family.



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


         CSI shall notify you in the event CSI receives a subpoena or other legal request for information which CSI is obligated to respond, and CSI shall discuss its response with you prior to CSI's formal response to the subpoena or legal request.

          In addition, we may provide information about you to our service providers to help us process your applications or service your accounts. Our service providers may include, mail and telephone service companies, insurers, loan service providers, or other professionals. We may also provide information to help us perform marketing of CSI products. The information provided to these providers shall be limited to only that which is appropriate for these service providers to carry out their functions.

SHARING INFORMATION WITHIN THE CSI CORPORATE FAMILY

         We also may share information about you within our corporate family of financial service companies-for example, our retail banking, mortgage banking, credit card, brokerage and insurance companies as well as other members of the CSI family.

         By sharing this information, CSI can better understand your financial needs. We can then send you notification of new products and special promotional offers that you might not otherwise know about. For example, if you have a mortgage loan with a CSI mortgage lender, we would know that you are a homeowner and may be interested in hearing how a home equity loan may be a better option than an auto loan to finance the purchase of a new car.

         You may prohibit the sharing of application and third party credit-related information within CSI's corporate family. Simply mail a written request, with your name, address and social security number, to the following address: CSI Privacy, 169 Ramapo Valley Road Oakland, NJ 07436, or call toll free 800-654-4234. If you make such a request, it will apply to all of your consumer relationships with all the companies within the CSI corporate family. We will honor your choice on restricting information sharing. Even if you are no longer a CSI Co-Employee our Privacy Policy will continue to apply to you.

OUR SECURITY PRACTICES AND INFORMATION ACCURACY

         We also take steps to safeguard Client/Co-Employee information. We restrict access to the personnel information of our Co-Employees to those staff members who need to know that information in the course of their job responsibilities. We maintain physical, electronic, and procedural safeguards that meet or exceed applicable state and federal standards to protect Co-Employee information.

         We also have internal controls to keep Co-Employee information as accurate and complete as we can. If you believe that any information about you is not accurate, please let us know.

OTHER INFORMATION

         If you would like CSI to limit its telephone contacts with you for marketing purposes, please call us at 1-800-654-4234. This Privacy Policy applies to products or services provided by CSI used primarily for personal, family, or household purposes (not business purposes). We reserve the right to change this Privacy Policy at any time.

                      QUESTIONS? PLEASE CALL 1-800-654-4234



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


                                                                       EXHIBIT G

DISCLOSURE FOR CALCULATION OF UNEMPLOYMENT BENEFIT EXPERIENCE CONTRIBUTION RATES
                       AND DISABILITY CONTRIBUTION RATES


A. UPON INCEPTION OF THIS AGREEMENT::


CSI hereby advises CLIENT that the following methods shall be utilized for calculation of the unemployment benefit experience contribution rates and the temporary disability contribution rates upon the inception and dissolution of this Agreement:

(1) If CSI acquires CLIENT's total workforce, CSI shall report wages and pay contributions pursuant to the "unemployment compensation law," R.S.43:21-1 et seq., based on the benefit experience assigned to CSI under R.S.43:21-7. The benefit experience of the CLIENT shall not be transferred to CSI and shall not be used in the calculation of CSI'S FUTURE contribution rates.

(2) If CSI acquires less than all of CLIENT's total workforce, CSI shall report wages and pay contributions pursuant to the "unemployment compensation law," R.S.43:21-1 et seq. for that portion of the workforce acquired based on the benefit experience assigned to CSI under R.S.43:21-7. The benefit experience associated with that portion of CLIENT's workforce acquired by CSI shall not be transferred to CSI and shall not be used in the calculation of CSI's future contribution rates. CLIENT shall continue to report wages and pay contributions for the workforce not acquired by CSI using CLIENT's contribution rate.

B. UPON DISSOLUTION OF THIS AGREEMENT:

(1) If, under the dissolved employee leasing agreement, CLIENT had leased its total workforce, and if, at the time of dissolution, CLIENT had leased those employees for at least two full calendar years, CLIENT shall be assigned the rate of a new employer under R.S.43:21-7 until it is eligible for a rate based on benefit experience pursuant to that section or enters into another employee leasing agreement.

(2) If, under the dissolved employee leasing agreement, CLIENT had leased its total workforce, and if, at the time of the dissolution, CLIENT had leased those employees for less than two full calendar years, CSI at the time of dissolution shall provide the Department of Labor with the data necessary to calculate the benefit experience of CLIENT for the duration of the employee leasing agreement. That benefit experience shall then be added to CLIENT's benefit experience which was established prior to entering the employee leasing agreement. Both CLIENT and CSI shall continue to use the rate of CSI for the period from the date of the dissolution of the employee leasing agreement until the following July 1.

(3) If, under the dissolved employee leasing agreement, CLIENT had leased less than its total workforce from CSI, and if, at the time of dissolution, CLIENT had leased those covered employees for at least two full calendar years, the benefit experience associated with that portion of CLIENT's workforce which had been leased from CSI shall not be transferred to CLIENT and shall not be used in the calculation of CLIENT's future contribution rates.

(4) If, under the dissolved employee leasing agreement, CLIENT had leased less than its total workforce from CSI, and if, at the time of dissolution, CLIENT had leased those covered employees for less than two full calendar years, the leasing company shall provide the department with the data necessary to calculate the benefit experience associated with that portion of the client's workforce which had been leased from CSI. The department shall combine that benefit experience with CLIENT's existing benefit experience. Both CLIENT and CSI shall continue to use their own rates for the period from the date of the dissolution until the following July 1.

(5) If, immediately upon dissolution of the employee leasing agreement, the client company enters into a subsequent employee leasing agreement regarding those covered employees with another employee leasing company, the payroll relative to the client company shall be reported and paid at the rate assigned the second employee leasing company.



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


                                                                       EXHIBIT H

         DVL, INC. will pay Compensation Solutions Inc.:

(1) for wages paid to Compensation Solutions Inc. work-site co-employees which are assigned exclusively to DVL, INC. workplace or field position (which are limited to NY Workers' Compensation Codes NY Clerical 8810, NY Sales 8742 and NJ Building NOC 9015);

(2) a service fee on all contract wages which includes: State Unemployment & Disability Insurance, Workers' Compensation Insurance, Social Security and Medicare Payments, Federal Unemployment Insurance, and Compensation Solutions' Administration according to the following schedule:

NEW YORK EMPLOYEES

Bill Rate per $100.00 in payroll for:

CATEGORY 100 NY CLERICAL / SALES  8810 AND 8742

    13.34% on Wages          From       $1 to  $7,000
    12.54% on Wages          From   $7,001 to  $8,500
    10.34% on Wages          From   $8,501 to $87,000
     2.24% on all Wages      Over  $87,000

NEW  JERSEY EMPLOYEES

Bill Rate per $100.00 in payroll for:

  Category 200 NJ Building NOC 9015

    17.43% on Wages          From       $1 to  $7,000
    16.63% on Wages          From   $7,001 to  $8,500
    15.13% on Wages          From   $8,501 to $87,000
     6.14% on all Wages      Over  $87,000



DVL, INC. agrees to pay a delivery fee of $12.75 to CSI for each pay-period payroll is processed.


(3) for all employer mandated taxes and/or insurance for Compensation Solutions Inc. work-site employees assigned to DVL, INC. workplace not included in the aforementioned;

(4) the costs of any other benefits which Compensation Solutions Inc. may extend to its work-site employees covered by this Agreement (including the administrative charges and expenses associated with COBRA coverage), throughout the term and extensions of this Agreement.

(5) in the event of a material change in the business or economic activity of CLIENT, or in the event that a workers compensation code assigned to any co-employee of CLIENT, CSI reserves the right, upon thirty (30) days written notice, to amend the assigned bill rates to actually reflect the proper workers compensation code or cost associated with the change in business activity.

(6) DVL, INC. agrees that the fee schedule above is reasonable and not necessarily related to any specific cost of doing business by either party to this Agreement. Furthermore, DVL, INC. agrees to pay these category service fees throughout the year without regard to individuals' earnings outside of CSI.

(7) DVL, INC. shall pay said fees to Compensation Solutions Inc. on a C.O.D. basis, in cash, cashier's check or via Automated Clearing House procedures, all amounts set forth in this Exhibit G when due. Such amounts not paid when due will be subject to a late payment penalty of 5% of the amount due plus carrying charges of 2% per month.

(8) DVL, INC.'S failure to pay on dates due, or at any other time reasonably established by Compensation Solutions Inc., shall be a material breach of this Agreement, and, at the election of Compensation Solutions Inc., grounds for immediate termination of this Agreement.

(9) At any time at which Compensation Solutions Inc., reasonably feels insecure, it shall have the right to require payment by cash, cashier's check or equivalent. Any final payment under this Agreement, or any payments made after notice of termination of this Agreement is given by either party, must be made by cash, cashier's check or equivalent.

    COMPENSATION SOLUTIONS INC.                               DVL, INC.
             (seal)                                            (seal)



Signed: /s/ Thomas J. Cioffe                     Signed: /s/ Jay Thailer
        -------------------------                       ------------------------
By:     THOMAS J. CIOFFE                         By:    Jay Thailer
        President                                       Executive Vice President






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